UNITED STATES FIDELITY AND GUARANTY COMPANY

	      FIDELITY AND GUARANTY INSURANCE UNDERWRITERS, INC.

		    FIDELITY AND GUARANTY INSURANCE COMPANY

		    USF&G INSURANCE COMPANY OF MISSISSIPPI


			    MASTER SURETY AGREEMENT

	       THIS MASTER SURETY AGREEMENT (the "Agreement") is made this 31st day of October, 1995, by AIR & WATER TECHNOLOGIES CORPORATION ("AWT"), RESEARCH-COTTREL, INC., METCALF & EDDY, INC., AND PROFESSIONAL SERVICES GROUP, INC. (collectively the "Indemnitors") for the continuing benefit of UNITED STATES FIDELITY AND GUARANTY COMPANY, FIDELITY AND GUARANTY INSURANCE UNDERWRITERS, INC. and FIDELITY AND GUARANTY INSURANCE COMPANY and USF&G INSURANCE COMPANY OF MISSISSIPPI, or their affiliates, subsidiaries or divisions, or successors or assigns, or any other company writing bonds for which this Agreement is consideration, including co-sureties and reinsurers, or any other company if the Surety procures the issuance of any bond by another company (collectively referred to as the "Surety") for the purpose of saving and holding each and all of them harmless and indemnifying each and all of them from all Loss, as hereinafter defined, in connection with any contracts of suretyship, undertakings, or instruments of guarantee or indemnity executed or provided by Surety on behalf of Principal, as hereinafter defined, whether executed before or after the execution of this Agreement and the continuation, extension, alteration, amendment, increase, decrease, renewal or substitution of such a contract or instrument (collectively referred to as the "Bonds"), executed by or on behalf of any Principal for which any Surety becomes Surety.

	       WHEREAS, the Principal or Indemnitors, individually or with others, may desire or be required from time to time to procure certain Bonds;

	       WHEREAS, the Principal and Indemnitors have a substantial, material or beneficial interest in and resulting from the execution of such Bond(s); and

	       WHEREAS, upon the express condition that this Agreement be executed or procured or will execute or procure the execution of such Bond(s), and Surety may continue previously executed Bond(s) and may forbear cancellation of such Bond(s).

	       NOW, THEREFORE, in consideration of the promises set forth above and of the execution of any Bond(s) or the forbearance from cancellation of any existing Bond(s), and as an inducement of such execution or forbearance, we, the undersigned Indemnitors, agree and bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, to the Surety as follows:

I.    Definitions.

	       For the purposes of this Agreement only, the following terms shall have the meanings listed below:

	       A. "Contract(s)" shall mean any agreement, together with all associated documents including general and special conditions, specifications and drawings, as referred to or described in any Bond(s);

	       B. "Event of Default" shall mean any one or more of the following:

		     (1) Indemnitors, or any of them, have failed or refused to perform any obligation under this Agreement, as determined by USF&G;

		     (2) Obligee has declared Principal in default under the Contract(s), and Principal has failed to cure such default within that period of time provided to cure such default in such Contract(s), or Principal has acknowledged its default under the Contract(s), in writing, irrespective of whether or not Principal is actually in default under the Contract(s). It shall be no defense to the enforcement of this Agreement by Surety that Principal asserts that it is not in default under the Contract(s); or

		     (3) USF&G has received notice or knowledge of facts from Indemnitors or otherwise which are reasonably likely to result in a Loss to Surety; or

		     (4) Any failure of Principal to give written notice to USF&G within ten (10) working days of Principal having been put on notice in writing by an Obligee that Principal is in default or has failed or refused to perform any Contract obligation or must cure its performance or show cause as to why Principal should not be terminated for default; or

		     (5) Principal or any Indemnitor files a petition in bankruptcy under the Bankrupt Code, or if a proceeding is commenced by or against Principal or any Indemnitor under any applicable law for the relief of debtors; or

		     (6) Any proceeding or the exercise of any rights by an individual or entity which materially deprives or impairs Principal's use of its plant, machinery, equipment, plans, drawings, tools, supplies or materials; or

		     (7) Compagnie Generale Des Eaux, a corporation duly organized and validly existing under the laws of France, shall at any time (i) beneficially own, directly or indirectly, less than 40% of the issued and outstanding stock of the AWT's common stock or (ii) have the right to designate less than 40% of the directors and the Chief Executive Officer and the Chief Financial Officer of AWT.

	       C. "Loss" shall mean all claims, damages, expenses, costs, reasonable professional and consulting fees, reasonable attorney fees, interest and liabilities of every nature (including premiums which are past the due date specified in premium invoice and overdue fees for issuance and continuance of Bonds) which Surety may sustain to incur by reason of executing or procuring the execution of the Bond(s) which may be already or hereafter executed on behalf of Principal, or renewal or continuation thereof, or which may be sustained or incurred by reason of making any investigation on account thereof, prosecuting or defending any action in connection therewith, obtaining a release recovering or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the provisions of this Agreement.

	       D. "Obligee" shall mean any party or parties in whose favor the Bond(s) are issued.

	       E. "Principal" shall mean one or more Indemnitors or any present or future, directly or indirectly, majority-owned or controlled partnership, subsidiary, affiliate or associated company or corporation of one or more Indemnitors now existing or hereafter created or acquired, whether operating solely or in joint venture with others not named herein, for whom the Surety from time to time has executed or procured the execution of Bonds.

	       F.   "USF&G" means United States Fidelity and Guaranty Company.

II.   Payment of Bond Premiums.

	       Indemnitors will pay or cause to be paid to Surety, its successors and assigns, the premium charged or to be charged by Surety for executing, providing or procuring Bond(s) for Principal.

III.  Indemnification; Deposit of Funds.

	       (A) Indemnitor shall exonerate, hold harmless, indemnify and keep indemnified Surety from and against any and all Loss. Notwithstanding this, if a court of competent jurisdiction enters a final judgment holding that Surety was grossly negligent or guilty of willful misconduct with respect to a Loss, the Indemnitor shall not be liable to the extent of Loss resulting directly from such gross negligence of willful misconduct. The amount of such Loss resulting directly from such gross negligence or willful misconduct shall be determined by the court. Surety shall have the exclusive right, in its sole and absolute discretion, to determine whether any claim, demand, suit or judgment or a Bond shall be paid, settled, defended, prosecuted, compromised or appealed.

	       (B) In order to exonerate, hold harmless, and indemnify Surety in connection with any Loss, Indemnitor shall upon demand by Surety, place Surety in funds before Surety makes any payment; such funds shall be, at Surety's option, money or property, liens or security interests in property. (The amount of such money or property or the value of the property to become subject to liens or security interests, shall be determined by Surety.) Where under the terms of this Agreement the Indemnitor is required to make payment to the Surety or deposit collateral security with the Surety, such payment or deposit shall be in U.S. Dollars or such other currency, as directed by Surety at its discretion.

	       (C) Surety may reduce the amount of Indemnitor's liability to Surety hereunder by applying to such liability any money payable to Indemnitor by Surety; (such liability may arise from Indemnitor's obligation to exonerate, to hold harmless and to indemnify Surety and may be liquidated or unliquidated; and, the "money payable to indemnitor" may be, but is not limited to, any money payable by Surety as an insurer of Indemnitor or another Person, to return to Indemnitor an unearned or other premium or to settle a claim of Indemnitor against Surety or a Person insured by Surety.)

IV.            Amount of Liability.

	       (A) The liability of Indemnitor hereunder shall extend to and include all amounts paid by Surety in good faith under the belief that: (1) Surety was or might be liable therefor; (2) such payments were necessary or advisable to protect any of Surety's rights or to avoid or lessen Surety's liability or alleged liability;

	       (B) the liability of Indemnitor to Surety shall include interest from the date of Surety's payments at a rate of interest equal to the prime rate published by the Wall Street Journal on the date of Surety's payment or if not published on that date then the prime rate next published by the Wall Street Journal after the Surety's payment. If Indemnitor fails to indemnify surety on or before the due date set forth in Surety's indemnification demand then the rate of interest shall be 2% per annum higher than the rate of interest described above;

	       (C) the voucher(s) or other evidence of such payment(s) or an itemized statement of payment(s) sworn to by an officer of Surety shall be prima facie evidence of the fact and extent of the liability of Indemnitor to Surety.

V.    Completion of Work.

	       Upon occurrence and continuance of an Event of Default, Surety may, but is not obligated to, take possession of the work, with or without modifications, under any Contract and, at the expense of Indemnitors, to complete or arrange for the completion of the same, or to consent to the completion thereof by Obligee, or to take such other steps as in the sole discretion of Surety may be advisable or necessary to obtain its release or to avoid and/or mitigate Loss.

VI.   No Obligation to Execute Bonds.

	       (A) Indemnitors are not obligated to request Surety to execute, provide or procure Bond(s) required of them in the performance and fulfillment of obligations and may procure at any time bonds from any other person;

	       (B) Surety has the right to decline to execute, provide or procure Bond(s) requested by Principal;

	       (C) if Surety executes, provides or procures a bid or proposal bond or furnishes a Bid Letter in behalf of Principal, Surety has the right to decline to execute the final bond(s) (including, but not limited to performance, payment or maintenance bonds(s)) that may be required in connection with any award that may be made under the bid proposal or tender for which the bid or proposal bond or Bid Letter is given.

VII.  Change of Bonds.

	       Indemnitors shall not be relieved of liability hereunder by any change, addition, substitution, continuation, renewal, extension, successor or new obligation in connection with Bond(s) or any Contract(s) secured thereby, whether known or consented to by Surety, and notice of Surety's consent is hereby waived.

VIII. Cumulative Rights.

	       (A) Surety's rights hereunder shall be deemed to be cumulative with, and in addition to, all other rights of Surety, however derived;

	       (B) Surety is not required to exhaust its remedies or rights against Principal or to await receipt of any or final dividends from the legal representative(s) of Principal before asserting its rights hereunder against Indemnitors.

	       (c) This Agreement shall be liberally construed so as to protect, exonerate and indemnity Surety.

IX.   Right to Information.

	       At any time during business hours upon reasonable notice and until such time as (1) the liability of Surety under Bond(s) is terminated or (2) Surety is fully reimbursed all its losses, cost and expenses as a result of having executed, provided, or procured Bond(s) in behalf of Principal, USF&G shall have access to the books, records and accounts of indemnitors and Principal.

X.    Grant of Security Interest; UCC Filing.

	       Principal and Indemnitors, as their interests may appear, hereby assign, transfer and set over to Surety the rights and property described hereafter to secure any and all obligations in this Agreement, whether heretofore or hereafter incurred:

	       A. All the rights in and arising in any manner out of any Contract;

	       B. All the rights, title, and interest in and to all machinery, equipment, plant, tools, inventory and materials which are now or may hereafter be utilized in connection with any Contract regardless of whether located at a construction site, in transit, in storage or elsewhere;

	       C. All the rights, title and interest in and to all subcontracts and purchase orders let or to be let in connection with any Contract and in and to all surety bonds supporting such subcontracts or purchase orders;

	       D. All the rights, title and interest in and to any actions, causes of action, claims or demands whatsoever which Principal may have or acquire against any party to the Contract(s), or any actions, causes of action, claims or demands arising out of or in connection with any Contract, including but not limited to those against Obligee, design professionals, subcontractors, laborers or materialmen, or any person furnishing or agreeing to furnish or supply labor, material, supplies, machinery, tools, inventory or other equipment in connection with or on account of any Contract, and against any surety or sureties of any obligees, design professionals, subcontractors, laborers or materialmen;

	       E. All monies retained, any and all monies that may be due or hereafter become due on account of any Contract;

	       F. All rights, title, interest in or use of any patent, copyright or trade secret which is or may be necessary for the completion of any Contract, however, Surety will permit Indemnitors to use such patents, copyrights or trade secrets to extent necessary in connection with its business operations; and

	       G. All monies due or to become due on any policy of insurance relating to any claims arising out of the performance of any Contract, including but not limited to claims under builders' risk, fire, employee dishonesty or workers' compensation insurance policies including premium refunds.

	       These assignments shall become effective as of the date of this Agreement. Surety agrees to forebear from exercising the rights granted to it under this Section until the occurrence and continuance of an Event of Default and may continue to forbear in its sole discretion without releasing or waiving any rights granted under this Agreement.

	       This Agreement constitutes a security agreement to Surety and also a financing statement, both in accordance with the provisions of the Uniform Commercial Code of every jurisdiction wherein such Code is in effect, but the filing or recording of this Agreement shall be made only upon the occurrence of and continuance of an Event of Default and solely at the option of USF&G, may be so used by Surety without in any way subrogating, restricting or limiting the rights of Surety under this Agreement, under law or in equity, and the failure to do so shall not release or excuse any of the obligations of Indemnitors under this Agreement. USF&G may add such schedules to this Agreement describing specific items of security covered by this Agreement.
For the purpose of recording this Agreement, a carbon, photographic or other reproduction of this Agreement acknowledged before a Notary Public to be a true copy hereof shall be regarded as an original.

XI.            Bankruptcy of Indemnitors.

	       In the event that any payment by Indemnitors shall have been rescinded or returned as a result of any bankruptcy, insolvency, reorganization or similar proceeding at any time during the term of this Agreement. Indemnitors shall pay to Surety all such sums as shall be outstanding on demand. No delay in making such demand shall affect in any manner the other obligations of Indemnitors hereunder. Indemnitors hereby agree not to exercise any rights which they may acquire by way of subrogation against the Principal until the obligations of the Indemnitors with respect to payment have been paid in full.

XII.    Attorney-in-Fact.

	       Upon the occurrence and during the continuance of an Event of Default and to the extent, Indemnitors shall sign, execute, file and/or deliver to Surety all documents, reports, papers, pleadings and/or instruments required to obtain and/or protect any of Surety's rights under this Agreement. Upon the occurrence and during the continuance of an Event of Default, and to the extent Indemnitors shall fail to cooperate therewith, Principal and Indemnitors hereby irrevocably nominate, constitute, appoint and designate USF&G, through its authorized representative(s), as their attorney-in-fact with the right, but not the obligation, to exercise all of the rights of Principal and Indemnitors assigned, transferred, given or set over to Surety in this Agreement, and in the name of Principal and Indemnitors to make, execute, endorse and deliver any and all additional or other assignments, documents, papers, checks, drafts, warrants or other instruments deemed necessary and proper by USF&G, in its sole discretion, in order to give full effect not only to the intent and meaning of the within assignments, but also to the full protection intended to be herein given to Surety under all other provisions of this Agreement. Principal and Indemnitors hereby ratify and affirm all acts and actions taken and done by USF&G as such attorney-in-fact. Indemnitors recognize that the appointment of such attorney-in-fact constitutes a power coupled with an interest, and that appointment survives the death or incapacity of any Indemnitor.

XIII.   Amendment or Termination of Agreement.

	       (A) There shall be no waiver, modification or change of the terms of this Agreement without the written approval of an officer of USF&G;

	       (B) this Agreement may be terminated as to any Indemnitor upon written notice given to USF&G by such Indemnitor or such Indemnitor's legal representatives or successors by Registered or Certified Mail addressed to USF&G at its office Home Office in Baltimore, Maryland.

	       (C) termination of this Agreement shall not be effective until thirty (30) days after receipt of said written notice by USF&G;

	       (D) termination of this Agreement shall not relieve any Indemnitor from liability to Surety arising out of Bond(s) executed, provided or procured by Surety in behalf of Principal prior to the effective date of such termination and for which this Agreement is part of the consideration on which Surety relied in executing, providing or procuring such Bond(s).

XIV.   Validity.

	       In the event that the execution of this Agreement by any one or more of Indemnitor is defective or invalid for any reason, such defect or invalidity shall have no effect upon the validity of this Agreement as to any other Indemnitor. Similarly should any portion of this Agreement be deemed invalid or unenforceable, the remaining provisions shall be valid and enforceable.

XV.    Language.

	       The Indemnitor's know and perfectly understand the English language and acknowledge to know the contents of this Agreement and the obligations undertaken upon signature of this Agreement.

XVI.   Choice of Law; Submission to Jurisdiction.

	       This Agreement shall be governed by and interpreted under the laws of Maryland. This instrument shall also be subject to the jurisdiction of the state and federal courts located in Maryland.

XVII.  General Provisions.

	       (A) Separate suits may be brought hereunder as causes of action accrue, and the bringing of suit or the recovery of judgment upon any cause of action shall not prejudice or bar the bringing of other suits upon other causes of action, whether theretofore or thereafter arising;

	       (B) each Indemnitor is the agent for all Indemnitors for the purpose of accepting service of any process in the jurisdiction in which the Indemnitor accepting the process resides, is domiciled, is doing business or is found;

	       (C) in the event Surety should file suit at law or in equity to enforce the terms of this Agreement, Surety shall be entitled to recover its own reasonable attorney's fees and expenses from Indemnitor in connection with such suit;

	       (D) Principal and Indemnitors shall promptly provide all written notices to Surety required by this Agreement by registered or certified mail, return receipt requested, directed to USF&G at 6225 Smith Avenue, Baltimore, Maryland 21209-3693.




	       IN WITNESS WHEREOF, the Indemnitors hereby execute this Agreement under seal.


ATTEST:                                      AIR & WATER TECHNOLOGIES
					       CORPORATION

/s/Douglas A. Satzger                    By: /s/Francis X. Ferrara
----------------------------                 --------------------------
Secretary                                    Name:   Francis X. Ferrara
					     Title:  Vice President


ATTEST:                                      RESEARCH-COTTRELL, INC.


					 By: /s/George Mammola
----------------------------                 --------------------------
Secretary                                    Name:   George Mammola
					     Title:


ATTEST:                                      METCALF & EDDY, INC.


/s/Jonathan Lagarenne                    By: /s/Douglas A. Satzger
----------------------------                 --------------------------
Asst. Secretary                              Name:   Douglas A. Satzger
					     Title:  Vice President


ATTEST:                                      PROFESSIONAL SERVICES
					       GROUP, INC.


/s/Douglas A. Satzger                    By: /s/Francis X. Ferrara
----------------------------                 --------------------------
Asst. Secretary                              Name:   Francis X. Ferrara
					     Title:  Vice President